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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption 'Experts' in the Registration Statement (Form S-3 No. 33-61701) and related prospectus of The Warnaco Group, Inc. for the registration of 9,200,000 shares of its common stock and to the incorporation by reference therein of our report dated February 23, 1995, with respect to the consolidated financial statements and schedules of The Warnaco Group, Inc. included in its Annual Report (Form 10-K) for the year ended January 7, 1995, filed with the Securities and Exchange Commission.



ERNST & YOUNG, LLP
New York, New York
September 12, 1995